                        Saxon Asset Securities Company
                   Mortgage Loan Asset Backed Certificates,
                                 Series 2000-3

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                       Dated: September 13, 2000

To:  Saxon Asset Securities Company (the "Company")

     Saxon Mortgage Inc. ("SMI")

Re:  Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:  Mortgage Loan Asset Backed Certificates, Series 2000-3, Class AF-
-----------
              1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO-I, Class MF-1, Class MF-2, Class BF-1, Class PF-1, Class AV-1, Class AV-2, Class A-IO-II, Class MV-1, Class MV-2, Class BV-1, Class PV-1, Class C and Class R (collectively the "Certificates"). The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO-I, Class MF-1, Class MF-2, Class BF-1, Class AV-1, Class AV-2, Class A-IO-II, Class MV-1, Class MV-2, Class BV-1 Certificates are referred to herein as the "Underwritten Certificates."

              Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation and Prudential Securities Incorporated, (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about September 28, 2000, the Underwritten Certificates at the purchase price and on the terms set forth below; provided,
                                                                     --------
however, that the obligations of the Underwriters are subject to: (i) receipt by
-------
the Company of (a) the ratings specified in the table below by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch, Inc. ("Fitch" and together with S&P, the "Rating Agencies") with respect to each Class of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of September 1, 2000 by and between the Company and Saxon Mortgage, Inc. ("SMI") and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

              The Certificates will be issued pursuant to a Trust Agreement, dated as of September 1, 2000 (the "Trust Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and Bankers Trust Company as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of two pools of conventional, one- to four-family, mortgage loans (the "Mortgage Loans") with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement.

          The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided,
                                                                   --------
however, that there may be immaterial variances from the description of the
-------
Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

          Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-35370.

          Aggregate Scheduled Principal Balance of Mortgage Loans: Approximately $509,547,303.86 (as of the Cut-off Date), including approximately
$257,847,573.60 of fixed-rate Mortgage Loans and approximately $251,699,730.26 of Variable Rate Mortgage Loans. In addition, approximately $165,451,696.14 will be deposited into the Pre-Funding Account.

          Cut-Off Date: As of the close of business September 1, 2000.

Terms of the Certificates:

                             Initial                          Proposed        CUSIP Number
Series 2000-3               Principal      Pass-Through      Ratings by                          Sale of the
Designation                  Amount            Rate        S&P and Fitch                       Certificates
---------------------------------------------------------------------------------------------------------------
Class AF-1                 $85,500,000           (2)           AAA/AAA        805564 GL 9           (1)
--------------------------------------------------------------------------------------------------------------------
Class AF-2                 $57,750,000        7.27%(3)         AAA/AAA        805564 GM 7           (1)
--------------------------------------------------------------------------------------------------------------------
Class AF-3                 $37,800,000        7.36%(3)         AAA/AAA        805564 GN 5           (1)
--------------------------------------------------------------------------------------------------------------------
Class AF-4                 $53,900,000        7.63%(3)         AAA/AAA        805564 GP 0           (1)
--------------------------------------------------------------------------------------------------------------------
Class AF-5                 $35,330,000        7.85%(3)         AAA/AAA        805564 GQ 8           (1)
--------------------------------------------------------------------------------------------------------------------
Class AF-6                 $30,000,000        7.47%(3)         AAA/AAA        805564 GR 6           (1)
--------------------------------------------------------------------------------------------------------------------
Class MF-1                 $18,714,000        7.85%(3)          AA/AA         805564 GS 4           (1)
--------------------------------------------------------------------------------------------------------------------
Class MF-2                 $11,909,000        8.24%(3)           A/A          805564 GT 2           (1)
--------------------------------------------------------------------------------------------------------------------
Class BF-1                  $9,357,000        9.01%(3)         BBB/BBB        805564 GU 9           (1)
--------------------------------------------------------------------------------------------------------------------
Class AV-1                $136,992,000        (2)(4)           AAA/AAA        805564 GW 5           (1)
--------------------------------------------------------------------------------------------------------------------
Class AV-2                $136,992,000        (2)(4)           AAA/AAA        805564 GX 3           (1)
--------------------------------------------------------------------------------------------------------------------
Class MV-1                 $30,629,000        (2)(4)            AA/AA         805564 GY 1           (1)
--------------------------------------------------------------------------------------------------------------------
Class MV-2                 $17,072,000        (2)(4)             A/A          805564 GZ 8           (1)
--------------------------------------------------------------------------------------------------------------------
Class BV-1                 $13,054,000        (2)(4)           BBB/BBB        805564 HA 2           (1)
--------------------------------------------------------------------------------------------------------------------
Class A-IO-I                   (7)            7.40%            AAA/AAA        805564 GV 7           (1)
--------------------------------------------------------------------------------------------------------------------
Class A-IO-II                  (7)            7.40%            AAA/AAA        805564 HB 0           (1)
--------------------------------------------------------------------------------------------------------------------
Class PF-1                    N/A              N/A               (5)             N/A                (6)
--------------------------------------------------------------------------------------------------------------------
Class PV-1                    N/A              N/A               (5)             N/A                (6)
--------------------------------------------------------------------------------------------------------------------
Class C                       N/A              N/A               (5)             N/A                (6)
--------------------------------------------------------------------------------------------------------------------
Class R                       N/A              N/A               (5)             N/A                (6)
--------------------------------------------------------------------------------------------------------------------

_________________________
(1) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(2) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread; (ii) the weighted Average of (A) in the case of the Class AF-1 Certificates, the maximum lifetime Mortgage Interest on the Mortgage Loans in the Fixed Rate Group and, (B) in the case of the Class AV-1, AV-2, MV-1, MV-2 and BV-1 Certificates, the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group, in each case less the Servicing Fee Rate, the Master Servicing Fee Rate, the A-IO-I or A-IO-II Adjusted Rate (in each case as defined in the Trust Agreement), as applicable; and (iii) the applicable Available Funds Cap (as further described in the Prospectus Supplement).

(3) On any Distribution Date, the Pass-Through Rates for the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, and Class BF-1 will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the AF-5, MF-1 and MF-2 Certificates, to a 0.50% increase for any Distribution Date after the Initial Optional Redemption
     Date) and (ii) the Group I Net Rate (as defined in the Trust Agreement).

(4) The Applicable Spread for these Classes is subject to adjustment on or after the Step-Up Date, as further described in the Prospectus Supplement.

(5) No ratings have been requested by the Underwriters for the Class PF-1, Class PV-1, Class C and Class R Certificates.

(6) The Class PF-1, Class PV-1, Class C and Class R Certificates will be sold to the Company in a privately negotiated transaction.

(7) The Class A-IO-I and Class A-IO-II Certificates are not entitled to distributions of principal but are each entitled to distributions of interest calculated on the basis of a notional balance (as further described in the Prospectus Supplement) initially equal to $60,000,000 and $43,000,000, respectively.

          Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

          Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as
Schedule I to the Trust Agreement.

          Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in October 2000.

          REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates and the Class PF-1, Class PV-1 and Class C Certificates will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

          Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Certificates from the Company at the applicable purchase price set forth below, plus, in the case of the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, and Class BF-1 Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on September 1 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                              Purchase Price
                                              --------------
               Class AF-1                     99.750000%
               Class AF-2                     99.750000%
               Class AF-3                     99.734375%
               Class AF-4                     99.734375%
               Class AF-5                     99.750000%
               Class AF-6                     99.734375%
               Class MF-1                     99.750000%
               Class MF-2                     99.718750%
               Class BF-1                     99.750000%
               Class AV-1                     99.750000%
               Class AV-2                     99.750000%
               Class MV-1                     99.750000%
               Class MV-2                     99.750000%
               Class BV-1                     99.750000%
               Class A-IO-I                   11.082574%
               Class A-IO-II                  12.049431%

     Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:


--------------------------------------------------------------------------------
                 Greenwich                                          Prudential
 Series 2000-3    Capital        Banc of America  Credit Suisse     Securities
  Designation    Markets, Inc.    Securities LLC   First Boston    Incorporated
--------------------------------------------------------------------------------
Class AF-1      $21,375,000       $21,375,000      $21,375,000      $21,375,000
--------------------------------------------------------------------------------
Class AF-2      $14,437,500       $14,437,500      $14,437,500      $14,437,500
--------------------------------------------------------------------------------
Class AF-3       $9,450,000        $9,450,000       $9,450,000       $9,450,000
--------------------------------------------------------------------------------
Class AF-4      $13,475,000       $13,475,000      $13,475,000      $13,475,000
--------------------------------------------------------------------------------
Class AF-5       $8,832,500        $8,832,500       $8,832,500       $8,832,500
--------------------------------------------------------------------------------
Class AF-6       $7,500,000        $7,500,000       $7,500,000       $7,500,000
--------------------------------------------------------------------------------
Class MF-1       $4,678,500        $4,678,500       $4,678,500       $4,678,500
--------------------------------------------------------------------------------
Class MF-2       $2,977,250        $2,977,250       $2,977,250       $2,977,250
--------------------------------------------------------------------------------
Class BF-1       $2,339,250        $2,339,250       $2,339,250       $2,339,250
--------------------------------------------------------------------------------
Class AV-1      $34,248,000       $34,248,000      $34,248,000      $34,248,000
--------------------------------------------------------------------------------
Class AV-2      $34,248,000       $34,248,000      $34,248,000      $34,248,000
--------------------------------------------------------------------------------
Class MV-1       $7,657,250        $7,657,250       $7,657,250       $7,657,250
--------------------------------------------------------------------------------
Class MV-2       $4,268,000        $4,268,000       $4,268,000       $4,268,000
--------------------------------------------------------------------------------
Class BV-1       $3,263,500        $3,263,500       $3,263,500       $3,263,500
--------------------------------------------------------------------------------
Class A-IO-I    $60,000,000                --               --               --
--------------------------------------------------------------------------------
Class A-IO-II   $43,000,000                --               --               --
--------------------------------------------------------------------------------

          Closing Date and Location: 10:00 a.m. Eastern Time on or September 28, 2000, at the offices of McGuireWoods LLP, One James Center, 901 E. Cary Street, Richmond, VA 23219. The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class PF-1, Class PV-1, Class C and Class R Certificates in certificated, fully registered form on or about September 28, 2000.

          Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan Files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

          Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement as follows: (i) there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein and (ii) the phrase "upon notice of the Underwriters" in the last paragraph of Section 6(i) thereof shall be amended to read "upon notice to the Underwriters".

          Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters's intention to establish a market in the Underwritten

Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

          Collateral Term Sheets, Structural Term Sheets and Computational
Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the response of the staff of the Commission to a No-Action request from the Public Securities Association (made generally available March 9, 1995)) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and
(ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

          Trustee: Bankers Trust Company will act as Trustee of the Trust.

          Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

          State Law Tax Opinion: At Closing, the Underwriters shall have received from Dewey Ballantine LLP, an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under California law.

          Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Notices: All communications hereunder, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Stamford, Connecticut 06830, with a copy to each of (i) Banc of America Securities LLC; 100 North Tryon Street, 11th Floor; Charlotte, North Carolina 28255; (ii) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629; and (iii) Prudential Securities Incorporated, One New York Plaza, 14th Floor, New York, New York 10292-2014.

                             *    *    *    *    *

          The Underwriters agree, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                        GREENWICH CAPITAL MARKETS, INC.
                                        on behalf of the Underwriters

                                        By: /s/ Frank Skibo
                                           -----------------------------
                                           Name: Frank Skibo
                                           Title: Vice President


Accepted and Acknowledged
 As of the Date First Above
 Written:

SAXON ASSET SECURITIES COMPANY

By:  /s/  Bradley D. Adams
   ---------------------------
Name:  Bradley D. Adams
Title: Senior Vice President

SAXON MORTGAGE, INC.

By:  /s/  Bradley D. Adams
   ---------------------------
Name:  Bradley D. Adams
Title: Senior Vice President